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                                                                 Exhibit 8(d)(1)

                               LETTER AGREEMENT

February 8, 1999


State Street Bank and Trust Company
P.O. Box 1713
Boston, MA  02105

Dear Sirs:

Pursuant to Section 10 of the Yield Calculation Services Agreement of Russell Insurance Funds, dated August 15, 1996, the Russell Insurance Funds advises you that it is creating a new fund to be named the Real Estate Securities Fund (the "Fund") and that the Fund desires for State Street Bank and Trust Company to compute the performance results of the Fund with respect to the Fund pursuant to the terms and conditions of the Yield Calculation Services Agreement.

Please indicate your acceptance to amend the Yield Calculation Services Agreement by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

RUSSELL INSURANCE FUNDS


By:
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   Lynn L. Anderson
   President


Accepted this     day of              , 1999.
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STATE STREET BANK AND TRUST COMPANY


By:
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Its:
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